United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Lake Avenue Extension Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

__________________Not Applicable_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                                [ ]

INFORMATION TO BE INCLUDED IN Report

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 14, 2018. Set forth below are the final voting results for each of the proposals submitted to stockholders.

1. Election of Directors	Votes For	Votes Against	Abstentions	Broker Non- Votes
M. Farooq Kathwari	22,961,185	843,332	8,926	1,158,654
James B. Carlson	23,465,491	335,591	12,361	1,158,654
John J. Dooner, Jr.	23,394,617	406,465	12,361	1,158,654
Domenick J. Esposito	23,564,179	236,902	12,362	1,158,654
Mary Garrett	23,599,115	204,329	9,999	1,158,654
James W. Schmotter	23,591,046	208,635	13,762	1,158,654
Tara I. Stacom	23,575,496	209,188	28,759	1,158,654

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
2. Say on Pay	23,109,044	652,514	51,885	1,158,654

Proposal	Votes For	Votes Against	Abstentions
3. Ratify Auditors	24,710,547	248,293	13,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: November 16, 2018	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel & Secretary